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                                                                     EXHIBIT 4.8
                                                                  CONFORMED COPY

                   FIRST AMENDMENT TO INTERCREDITOR AGREEMENT

                  FIRST AMENDMENT, dated as of November 29, 2003 (this "Amendment"), to the Intercreditor Agreement, dated as of March 31, 2003 (the "Intercreditor Agreement"), among The Prudential Insurance Company of America ("PICA"), certain affiliates of PICA party thereto (the "Prudential Affiliates"; and, together with PICA, "Prudential"), each lender from time to time party to the Credit Agreement referred to below (the "Banks"), the Administrative Agent and the Co-Administrative Agent from time to time under the Credit Agreement (respectively the "Administrative Agent" and the "Co-Administrative Agent") and JPMorgan Chase Bank, as Collateral Agent under Security Documents (as defined in the Intercreditor Agreement) (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Intercreditor Agreement and the Guarantee and Collateral Agreement (as defined in the Intercreditor Agreement) were executed in connection with the Credit Agreement, dated as March 31, 2003, among the TBC Corporation (the "Company"), the Banks, the Administrative Agent and the Co-Administrative Agent (the "March 2003 Credit Agreement");

                  WHEREAS, concurrently with the execution of this Amendment, the March 2003 Credit Agreement shall be amended and restated in its entirety (the March 2003 Credit Agreement as so amended and restated, the "Credit Agreement") to, among other things, make available to the Company the Tranche C Term Commitments (as defined in the Credit Agreement), to amend certain of the covenants therein and to make other modifications as specified therein and the Guarantee and Collateral Agreement shall be amended to, among other things, include the Company's obligations in respect of certain hedging agreements in the obligations guaranteed and secured thereunder;

                  WHEREAS, the Secured Parties and the Collateral Agent wish to amend the Intercreditor Agreement in the manner and on the terms and conditions set forth herein;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Defined Terms. (a) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Intercreditor Agreement.

                  (b) As used in this Amendment, the terms listed in this
Section 1(b) shall have the respective meanings set forth in this Section 1(b):

                  "First Amendment Effective Date": as defined in Section 7.

                  2. Amendment to Section 3 (Information). Section 3(b) of the Intercreditor Agreement is hereby amended by (i) deleting the phrase "owing to such Secured Party" as it appears therein and (ii) inserting in lieu thereof the phrase "owing to such Secured Party (or, in the case of Bank Obligations arising under a Specified Hedging Agreement, any Affiliate of such Secured Party)".

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                  3.       Amendments to Section 11 (Definitions). (a) The
following definitions are hereby inserted in Section 11 of the Intercreditor Agreement in proper alphabetical order:

                  "Affiliate" shall have the meaning set forth in the Guarantee and Collateral Agreement.

                  "Bank Percentage" means, on any date, an amount equal to a fraction, the numerator of which is the total amount of Bank Obligations as of such date and the denominator of which is the total amount of Obligations as of such date.

                  "Specified Hedging Agreement" shall have the meaning set forth in the Guarantee and Collateral Agreement.

                  (b) The definition of "Bank Obligations" appearing in Section 11 of the Intercreditor Agreement is hereby amended by (i) deleting such definition in its entirety and (ii) inserting in lieu thereof the following definition:

                  "Bank Obligations" shall mean, at any time, (i) all obligations of the Company arising under the Bank Agreements, including, without limitation, premium, make-whole amounts, breakage costs and yield maintenance amounts and the obligations of the Company under and in respect to any Letters of Credit (including contingent obligations in respect thereof); plus (ii) the amount of any participations in the Note Obligations purchased by the Banks pursuant to Section 2(b), minus (iii) the amount of any participations in the Bank Obligations purchased by Prudential pursuant to Section 2(b) plus
         (iv) all obligations of the Company arising under any Specified Hedging Agreement."

                  (c) The definition of "Bank Term Loans" appearing in Section 11 of the Intercreditor Agreement is hereby deleted in its entirety and each occurrence of the phrase "Bank Term Loans" appearing in the Intercreditor Agreement shall be deleted in its entirety and replaced with the phrase "Bank Obligations".

                  (d) The definition of "Bank Term Obligations" appearing in
Section 11 of the Intercreditor Agreement is hereby deleted in its entirety and each occurrence of the phrase "Bank Term Obligations" appearing in the Intercreditor Agreement shall be deleted in its entirety and replaced with the phrase "Bank Obligations".

                  (e) The definition of "Bank Term Percentage" appearing in
Section 11 of the Intercreditor Agreement is hereby deleted in its entirety and each occurrence of the phrase "Bank Term Percentage" appearing in the Intercreditor Agreement shall be deleted in its entirety and replaced with the phrase "Bank Percentage".

                  (f) The definition of "Percentage Interest" appearing in
Section 11 of the Intercreditor Agreement is hereby amended by (i) deleting the phrase "owing to such Secured Party" as it appears therein and (ii) inserting in lieu thereof the phrase "owing to such Secured Party (or, in the case of Bank Obligations arising under a Specified Hedging Agreement with any Affiliate of a Secured Party, such Affiliate)".

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                  (g) The definition of "Prudential Percentage" appearing in
Section 11 of the Intercreditor Agreement is hereby amended by deleting the phrase "Term Obligations" appearing in the third line thereof and inserting in lieu thereof the word "Obligations".

                  (h) The definition of "Term Obligations" appearing in Section 11 of the Intercreditor Agreement is hereby deleted.

                  (i) The definition of "Term Percentage" appearing in Section 11 of the Intercreditor Agreement is hereby deleted.

                  4. Amendments to Section 2 (Application of Proceeds of Collateral, etc.).

                  (a) Section 2(c)(i)(B) of the Intercreditor Agreement is hereby amended by inserting "or under any Specified Hedging Agreement" between the closing parenthesis and the semi-colon.

                  (b) Section 2(d) of the Intercreditor Agreement is hereby amended by (i) deleting the first occurrence of the word "Term" as it appears therein and (ii) deleting the last sentence thereof and inserting in lieu thereof the following:

                  "For purposes of this Section 2(d), the amounts received for application against Obligations shall be (x) the amount of Proceeds and setoffs, and (xx) the amount of any prepayments and other payments (other than regularly scheduled payments) applied or to be applied by the Secured Parties to any of the Obligations."

                  (c) Section 2(h) of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

                  "(h) Each Secured Party agrees that any sums and amounts received by such Secured Party pursuant to this Section shall be applied to the payment of such Secured Obligations held by such Secured Party as shall be determined by such Secured Party in its sole discretion, subject to any provisions of any other agreement affecting such application."

                  5.       Amendment to Section 7 (Additional Collateral).
Section 7 of the Intercreditor Agreement is hereby amended by deleting the last sentence thereof.

                  6. Amendment to Section 12 (Miscellaneous). Section 12(i) of the Intercreditor Agreement is hereby amended by (i) deleting the second occurrence of the phrase "owed to them" as it appears therein and (ii) inserting in lieu thereof the phrase "owed to them (other than Obligations in respect of Specified Hedging Agreements)".

                  7. Conditions to Effectiveness. This Amendment shall become effective on the date (the "First Amendment Effective Date") on which:

                      (i) the Collateral Agent shall have received counterparts of this Amendment duly executed and delivered by or on behalf of each of the Secured Parties and the Collateral Agent;

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                      (ii)     the Amendment and Restatement Effective Date (as
         defined in the Credit Agreement) shall have occurred; and

                      (iii) the Effective Date (as defined in each of Amendment No. 1 to Note Purchase Agreement, dated as of even date herewith, between the Company and PICA and Amendment No. 1 to Second Amended and Restated Note Agreement, dated as of even date herewith, among the Company, PICA and the Prudential Affiliates) shall have occurred.

                  8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  9. Severability; Headings. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The section and subsection headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

                  10. Continuing Effect. This Amendment shall not constitute an amendment or waiver of any other provision of the Intercreditor Agreement not expressly referred to herein. Except as expressly amended, modified and supplemented hereby, the provisions of the Intercreditor Agreement are and shall remain in full force and effect.

                  11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to the Intercreditor Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                               JPMORGAN CHASE BANK,
                               as Collateral Agent and as Co-Administrative
                               Agent, on behalf of the Banks

                               By: /s/ Bruce Yoder
                                   ---------------
                                   Name: Bruce Yoder
                                   Title: Vice President

                               THE PRUDENTIAL INSURANCE COMPANY
                               OF AMERICA

                               By: /s/ Billy Greer
                                   ---------------
                                   Name: Billy Greer
                                   Title: Vice President

                               PRUCO LIFE INSURANCE COMPANY

                               By: /s/ Billy Greer
                                   ---------------
                                   Name: Billy Greer
                                   Title: Assistant Vice President

                               RGA REINSURANCE COMPANY
                               By: Prudential Private Placement Investors, L.P.,
                                   as Investment Advisor
                               By: Prudential Private Placement Investors, Inc.,
                                   General Partner

                               By: /s/ Billy Greer
                                   ---------------
                                   Name: Billy Greer
                                   Title: Vice President

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                               BAYSTATE INVESTMENTS, LLC
                               By: Prudential Private Placement Investors, L.P.,
                                   as Investment Advisor
                               By: Prudential Private Placement Investors, Inc.,
                                   General Partner

                               By: /s/ Billy Greer
                                   ---------------
                                   Name: Billy Greer
                                   Title: Vice President

                               UNITED OMAHA LIFE INSURANCE
                               COMPANY
                               By: Prudential Private Placement Investors, L.P.,
                                   as Investment Advisor
                               By: Prudential Private Placement Investors, Inc.,
                                   General Partner

                               By: /s/ Billy Greer
                                   ---------------
                                   Name: Billy Greer
                                   Title: Vice President

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                          ACKNOWLEDGMENT AND AGREEMENT

         The undersigned, although not a party thereto, acknowledges and, to the extent required, consents to the terms and conditions of the First Amendment to the Intercreditor Agreement (the "Amendment") set forth above. Further, the undersigned agrees (i) to reimburse the Collateral Agent, on demand, for any expenses incurred by the Collateral Agent plus interest at the Collateral Agent's prime rate from the date reimbursement is demanded until the date of reimbursement, including all attorneys fees and compensation of agents, arising out of, or in any way connected with, the execution or delivery of the Amendment or the performance by the parties thereto of their respective obligations under the Intercreditor Agreement, as amended by the Amendment, or in connection with the enforcement or protection of the rights of the Collateral Agent and/or the Secured Parties under the Intercreditor Agreement, as amended by the Amendment, or the Security Documents and the seizure, repossession, sale, transfer or other disposition of any of the Collateral and (ii) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including interest thereon at the Collateral Agent's prime rate) which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any of them in any way relating to or arising out of the Intercreditor Agreement, as amended by the Amendment, or any Security Document or any action taken or omitted by it under the Intercreditor Agreement, as amended by the Amendment, or any Security Document; provided, however, that the undersigned does not hold the Collateral Agent harmless for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents.

         The undersigned shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the Collateral Agent, and shall take such other action, in each case, as the Collateral Agent may reasonably request, to effectuate and carry out the provisions of the Intercreditor Agreement, as amended by the Amendment, including, without limitation, by recording or filing in such places as the Collateral Agent may deem desirable, such other documents or instruments as the Collateral Agent may specify.

         In the event the Collateral Agent under the Intercreditor Agreement, as amended by the Amendment, is not one of the Secured Parties a party thereto, the undersigned agrees to pay all fees charged by such Collateral Agent for performing its duties and obligations thereunder.

         IN WITNESS WHEREOF, the party below has caused this Acknowledgment and Agreement to be duly executed as of the date first above written.

                                       TBC Corporation

                                       By: /s/ Thomas W. Garvey
                                           --------------------
                                           Name: Thomas W. Garvey
                                           Title: Executive Vice President/CFO